EXHIBIT 10.17   SERVICING RIGHTS PURCHASE AGREEMENT

          This Servicing Rights Purchase Agreement, dated as of
   March 31, 1995, between Bank of America, FSB, a federal savings bank (the "Purchaser"), and Carolina First Bank, a
   South Carolina banking corporation (the "Seller").

                           R E C I T A L S

      A. The Seller is the owner of the Servicing Rights with respect to certain pools (identified on Exhibit A hereto) of conventional fixed rate residential first mortgage loans having an aggregate unpaid principal balance as of December 31, 1994, of approximately $441.5 million.

      B.  The Seller desires to sell and transfer the Servicing
   Rights associated with the Mortgage Loans, and the Purchaser desires to purchase and assume the Servicing Rights to such Mortgage Loans.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:


                          A G R E E M E N T
                              ARTICLE I
                             DEFINITIONS

      Whenever used herein, the following words and phrases shall have the following meanings:
      Act: The Cranston-Gonzales National Affordable Housing Act of 1990, as amended from time to time.
      Advances: Amounts that, as of the Closing Date have been advanced by Seller in connection with servicing the Mortgage Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which have been paid by Seller as the servicer of the Mortgage Loans in strict accordance with the Guides.
      Agency:  FHLMC or FNMA, as applicable.
      Agency Agreement: The agreement or agreements (including all exhibits and schedules thereto and all amendments and supplements thereof) between the Seller and the related Agency, relating to Mortgage Loans owned by such Agency and the servicing thereof by the Seller or otherwise affecting the Servicing Rights, that are identified on Exhibit B hereto.
      Agency Consent: The written consent or approval of an Agency to the transfer of the Servicing Rights from the Seller to the Purchaser, provided that, in the sole judgment of the Purchaser exercised in good faith, such consent or approval does not materially reduce or limit the rights or compensation of the servicer under the applicable Agency Agreements.
      Agency Requirements: The applicable rules, regulations, directives and instructions of an Agency, including, without limitation, the applicable requirements of the Guides and the Agency Agreements.
      Agreement: This Servicing Rights Purchase Agreement, including all Exhibits and Schedules attached hereto or delivered pursuant hereto, and all amendments hereof and supplements hereto.
      ALTA: The American Land Title Association or any successor thereto.
      Ancillary Income: Late fees, bad check charges, telefacsimile fees, optional insurance premiums, administrative fees, "junk fees" and all other ancillary income due under the terms of the Mortgage Loans.
      Assignment of Mortgage: An assignment of a Mortgage, notice of transfer or equivalent instrument in recordable typewritten form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument shall pertain to an individual Mortgage Loan and shall contain complete recording information (including legal descriptions where needed) pertaining to the related Mortgage. Blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction may be used to the extent permitted by applicable law.
      Bankruptcy Loan: A Mortgage Loan that is affected in any way by reason of a voluntary or involuntary bankruptcy case having been commenced by or against the related Mortgagor.
      Best Efforts: Efforts that are reasonably diligent in light of the relevant circumstances; provided, however, that such efforts shall not require the Seller or the Purchaser, as the case may be, to enter into any litigation, arbitration

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   or other legal or quasi-legal proceeding, nor do they require the
   Seller or the Purchaser, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.
      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the states of South Carolina, California or Virginia, are authorized or obligated by law or executive order to be closed.
      Closing Date: March 31, 1995, unless the parties otherwise agree.
      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents, applicable law or Agency Requirements.
      Consent Date: The date on which the Purchaser notifies the Seller pursuant to Section 2.01 hereof that the Agency
   Consents are acceptable to the Purchaser.
      Custodial Account: An account or accounts maintained for the deposit of principal and interest payments received in respect of one or more Mortgage Loans.
      Custodial Agreement: The agreement or agreements governing the retention of the originals of each Mortgage Note and the originals or copies of the Assignment of Mortgage and such other Mortgage Loan Documents as referred to and in accordance with the Agency Requirements.
      Custodian: An entity acting as a Mortgage Loan Document custodian under any Custodial Agreement or pursuant to Agency Requirements, or any successor in interest to the Custodian.
      Delinquent Loan: Any Mortgage Loan in respect of which any Monthly Payment is more than ninety (90) days past due. For example, a Mortgage Loan with respect to which a Monthly
   Payment due on August 1 remains unpaid as of November 1 of the same year shall be deemed a Delinquent Loan.
      Due Date: The first day of the month, on which day the Monthly Payment is due on each Mortgage Loan, exclusive of any days of grace.
      Eligible Mortgage Loans: Mortgage Loans which are not Delinquent Loans, Bankruptcy Loans, Foreclosure Loans,
   Litigation Loans or Payoff Loans.
      Escrow Account: An account maintained for the deposit of Escrow Payments received in respect of one or more Mortgage
   Loans.
      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, buy-down funds, optional insurance funds and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the requirements of the Mortgage, the Agency Requirements or any other document.
      Federal Funds Rate: "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.
      FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban
   Development where appropriate under the FHA Regulations.
      FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.
      FHLMC Guide: The FHLMC Sellers' and Servicers Guide and any amendments or additions thereto.
      Final Payment Date: The date, which shall be not be earlier than thirty (30) days following the Transfer Date, and which shall occur as soon thereafter as Purchaser and Seller shall have reached a mutually satisfactory resolution of all then-outstanding disputes between the parties which shall have arisen in connection with this Agreement and the transactions contemplated hereby.
      FNMA: The Federal National Mortgage Association, or any successor thereto.
      FNMA Guides: The FNMA Selling Guide and the FNMA Servicing Guide, and any amendments or additions thereto.
      Foreclosure Loan: A Mortgage Loan with respect to which, as of Closing Date, the Sale Date or the Transfer Date, either
   (i) foreclosure proceedings have been referred to an attorney or have been instituted and are pending or have been completed, (ii) a deed in lieu of foreclosure has been accepted or is pending, or (iii) the relevant portions of the Mortgage File have been delivered to an attorney with instructions to commence foreclosure proceedings.
      Guides:  The FNMA Guides or FHLMC Guide, as applicable.

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      Hart-Scott-Rodino Act:  The Hart-Scott-Rodino Antitrust
   Improvements Act of 1976, as amended, 15 U.S.C. Section 18a, and the regulations promulgated thereunder.
      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies, other than FHA mortgage insurance, insuring the Mortgage Loan or the related Mortgaged Property.
      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property.
      Litigation Loan: A Mortgage Loan which is the subject of a pending litigation, investigation or inquiry involving Seller or any Prior Servicer.
      Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan (a) in the case of a Mortgage Loan other than a refinanced Mortgage Loan, to the lower of the sales price or appraised value of the Mortgaged Property as of the origination date expressed as a percentage or (b) in the case of a refinanced Mortgage Loan the appraised value of the Mortgaged Property as of such date, expressed as a percentage.
      Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.
      Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.
      Mortgage File: The file containing those Mortgage Loan Documents pertaining to a particular Mortgage Loan as required by the related Agency or pursuant to this Agreement.
      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note, in accordance with the provisions of the Mortgage Note.
      Mortgage Loan: An individual fixed rate conventional mortgage loan which is subject to the related Agency Agreement, the Servicing Rights associated therewith being the subject of this Agreement. Each Mortgage Loan is identified in the Mortgage Loan Schedule provided by the Seller to the Purchaser, and each Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, amounts in any buydown account related to such Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.
      Mortgage Loan Documents: The documents pertaining to any Mortgage Loan required by the related Agency to be included in the related Mortgage File plus, where record title on the Sale Date rests with the Seller, an original Assignment of Mortgage from the Seller to the Purchaser and, if required by the applicable Agency, the original Mortgage Note endorsed to the Purchaser.
      Mortgage Loan Schedule: The mortgage loan schedule, provided by the Seller to the Purchaser in computer tape form, in the form of Exhibit I hereto, setting forth information with respect to each Mortgage Loan.
      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
      Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.
      Mortgagor:  The obligor on a Mortgage Note.
      Net Escrow Payments: Escrow Payment balances remaining after Advances by Seller to the extent reimbursable and made in accordance with Agency Requirements and the Guides.
      Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller or the Purchaser.
      Opinion of Counsel: A written opinion of independent counsel reasonably acceptable to the Purchaser in the form of Exhibit F hereto.
      Payment Obligation: The aggregate of the amounts to be paid by the Purchaser to the Seller pursuant to Section 3.01 of this Agreement.
      Payment Obligation Percentage:  The fraction equal to
   207/10,000.
      Payoff Loan: A Mortgage Loan for which a payoff statement has been provided by the Seller to the related Mortgagor within 30 days prior to the Closing Date.
      Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
      PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved by the relevant Agency under the Agency Guides.
      Pool: A group of Mortgage Loans, as identified on Exhibit A, which is segregated on the basis of applicable Agency Requirements and which is considered to be aggregated for the purposes of servicing.

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      Principal Prepayment:  Any payment or other recovery of
   principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
      Prior Servicer: Any Person who acted at any time as originator, servicer or subservicer of a Mortgage Loan, other than Seller.
      Purchased Mortgage:  A Mortgage relating to a Purchased
   Mortgage Loan.
      Purchased Mortgage Loan: A Mortgage Loan, with respect to which the Agency Consent has been obtained and this Agreement continues to be effective after April 30, 1995 in accordance with Section 2.01 hereof.
      Reimbursement Amount: The Reimbursement Amount with respect to the Servicing Rights of each Mortgage Loan shall equal (a) the outstanding unpaid principal balance of such Mortgage Loan as of the date of repurchase, multiplied by the Payment Obligation Percentage, plus (b) the amount of any advances, out-of-pocket costs or other expenses incurred by the Purchaser related thereto through the date of such reimbursement.
      REO Disposition:  The final sale
   of any REO Property.
      REO Disposition Proceeds: All amounts received with respect to an REO Disposition.
      Servicing File: The documents, files and other items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan.
      Servicing Rights: With respect to each Mortgage Loan, any and all of the following as defined and permitted in the related Agency Agreement: (a) all rights to service the Mortgage Loans; (b) any payments or monies payable or received for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such Servicing Rights, including, but not limited to, all Agency Agreements, to the extent they relate to such Servicing Rights and all rights of the Seller thereunder, including, but not limited to, any clean-up calls and termination options; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.
      Servicing Transfer Procedures Manual: A manual detailing the procedures pursuant to which the Seller shall effect the transfer of the Servicing Rights, the Servicing Files and the Agency Agreements to the Purchaser, which manual shall be attached hereto as Exhibit C.
      Tax Service Company: Each Person who provides tax services with respect to the Mortgage Loans under contract with the Seller.
      Transfer Date: Any date on which the Purchaser assumes the actual servicing of the related Mortgage Loans in accordance with the terms hereof. A Transfer Date must be after the Consent Date. The Transfer Date for each Agency portfolio shall coincide with such Agency's cutoff date. Unless otherwise agreed by the parties, and provided the conditions set forth herein have been satisfied or waived, the Transfer Date for all Mortgage Loans owned by FHLMC will be June 15, 1995 and the Transfer Date for all Mortgage Loans owned by FNMA will be June 30, 1995.

                             ARTICLE II

                 CONVEYANCE FROM SELLER TO PURCHASER
                ASSUMPTION OF SERVICING BY PURCHASER

   Section 2.01    Conveyance of Servicing Rights; Possession of
                   Servicing Files; Assumption of Servicing.

      (a) Sale. Subject to the terms and conditions hereof, including, without limitation, Section 2.01(b) hereof, the Seller, with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to the Servicing Rights and Servicing Files related to the Mortgage Loans, effective as of the Closing Date.

      (b) Condition Subsequent. Notwithstanding anything else in this Agreement to the contrary, it shall be a condition subsequent to the sale described in Section 2.01(a) hereof that the Seller obtain both Agency Consents, as

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   provided in Section 2.01(c) hereof, on or before April 30, 1995.  If by
   April 30, 1995 the Seller has not obtained the Agency
   Consents, then, at the option of the Purchaser, such sale shall be void ab initio and of no effect whatsoever, and all right, title and interest of the Seller in and to the Servicing Rights and Servicing Files relating to the Mortgage
   Loans shall remain with the Seller, and the parties shall comply with the provisions of Section 6.07 hereof; provided, however, that if by April 30, 1995 the Seller has obtained, as provided below, one but not both of the Agency Consents, then, at the option of the Purchaser, the sale described in Section
   2.01(a) hereof shall be effective only with respect to Mortgage Loans for which the related Agency Consent has been obtained, and such sale shall in all other respects be void ab initio and of no effect whatsoever, and all right, title and interest of the Seller in and to the Servicing Rights and Servicing Files relating to the Mortgage Loans for which the related Agency Consent has not been obtained shall remain with the Seller.

      (c) Seller's Covenant to Obtain Agency Consents. The Seller shall use Best Efforts to obtain the Agency Consents; provided, however, that the Seller shall obtain the Agency Consents no later than April 30, 1995. The Seller shall notify the Purchaser immediately upon obtaining an Agency Consent and provide a copy of such Agency Consent to the Purchaser. The Purchaser shall notify the Seller as soon as reasonably practicable after receipt of such copy whether such Agency Consent is acceptable to the Purchaser in accordance with the definition of Agency Consent in Article I of this Agreement; provided, that if an Agency Consent is not so acceptable to the Purchaser, such Agency Consent shall not be effective as an Agency Consent for purposes of this Agreement.


      (d) Transfer. Following the Consent Date, and on or before the Transfer Date, and in accordance with the requirements and time table provided in the Servicing Transfer Procedures Manual, the Seller shall transfer the Servicing Files relating to Purchased Mortgage Loans to the Purchaser. On the Transfer Date, the Purchaser shall verify that such Servicing Files are in its possession and that the Seller has complied in all material respects with all requirements of the Servicing Transfer Procedures Manual and this Agreement, whereupon the Purchaser shall assume actual servicing of the Purchased Mortgage Loans in accordance with the terms of this Agreement. The Seller shall continue to service and administer the Purchased Mortgage Loans through the day prior to the Transfer Date in accordance with Section 2.05 and Article IV.
   Section 2.02.                 Record Title.

      Following the Consent Date, and on or prior to the Transfer Date, record title to each Purchased Mortgage and the related Mortgage Note (a) if in the name of the related Agency or its designee, shall remain in the name of the related Agency or in such name as the related Agency shall designate, or (b) if in the name of the Seller or any other Person, shall be transferred by the Seller to the Purchaser or its designee, or shall be transferred in accordance with the provisions of the related Agency Requirements. The Seller shall bear the cost and expense of providing Assignments of Mortgages (including the recording thereof), any related Agency assignments and endorsements of Mortgage Notes for any transfer of record title required hereunder or under the Agency Requirements with respect to each Purchased Mortgage Loan.

   Section 2.03.                 Assignment of Custodial
                                 Agreements.

      From the Closing Date through the Transfer Date, Seller shall continue the same arrangements with the Custodian, including pricing, currently in effect with respect to the Mortgage Loans. The Seller agrees to arrange for the substitution, effective as of the Transfer Date, of First Chicago National Processing Corporation, as Custodian under any and all Custodial Agreements with respect to the Servicing Rights and the Purchased Mortgage Loans. On the Transfer Date, Seller shall assign, transfer and convey to the Purchaser, as of the Transfer Date, any and all of its rights and obligations under any and all Custodial Agreements with respect to the Purchased Mortgage Loans. The Seller shall pay all fees due to the Custodian for services performed prior to the Closing Date. Purchaser shall reimburse Seller for all reasonable fees due the Custodian relating to services performed (except for any fees charged by Seller's custodian for release of documents to First Chicago National Processing Corporation), with respect to all Mortgage Loans, from the Closing Date to the Consent Date and, with respect only to Purchased Mortgage Loans, from the Consent Date to the Transfer Date.

   Section 2.04.                 Seller's Covenants Regarding
                                 Transfer of Servicing.

      On the Transfer Date the Seller shall transfer the actual servicing of the Purchased Mortgage Loans to the

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   Purchaser, in accordance with the Servicing Transfer Procedures Manual, including without limitation the following:

      (a) Notice to Mortgagors. The Seller shall, in accordance with the relevant provisions of the Act, at least 15 days prior to the Transfer Date (or on such earlier date as the Seller and the Purchaser may mutually agree), mail to the Mortgagor of each Mortgage a letter (which in form and substance complies with the Act and is mutually acceptable to the Purchaser and the Seller) advising the Mortgagor of the transfer of the servicing thereof and the Escrow Account therefor to the Purchaser. The Seller shall provide the Purchaser with a copy of the form of such notice, together with a certification that a notice in such form was sent to each Mortgagor in accordance with the Act.

      (b) Taxes and Premiums. The Seller shall pay all real estate taxes, hazard and flood insurance and PMI Policy premiums as described in the Servicing Transfer Procedures Manual, and shall indemnify the Purchaser against any tax penalties incurred on bills that fall delinquent within 45 days after the Transfer Date, provided that the bill was issued prior to the Transfer Date.

      (c) Notice to Custodian(s) and Others. No later than the date 15 days prior to the Transfer Date, the Seller shall transmit notification of transfer and assignment of the Servicing Rights, the Escrow Accounts and the Custodial Agreements to Purchaser to (i) the applicable insurance companies and/or agents (including PMI Policy insurers),
   (ii) each financial institution at which an Escrow Account is maintained, (iii) any Tax Service Company (iv) any bankruptcy or foreclosure attorney working on a Mortgage Loan, and
   (v) each Custodian. Such notification shall be sent by first class mail and shall contain instructions to the relevant party to deliver all payments, notices, tax bills, insurance statements, the escrow account statements, tax payment records and copies of legal files, as the case may be, to the Purchaser, all as set forth in the Servicing Transfer Procedures Manual, from and after the Transfer Date. All notifications to insurance companies and/or agents shall be sent in compliance with the requirements of all master policies. Copies of all such notices shall be provided to the Purchaser.

      (d) Delivery of Agency Agreements, Servicing Files and Records. At the times and in the manner provided in this Agreement and the Servicing Transfer Procedures Manual, the Seller shall forward to the Purchaser all Agency Agreements (either duly executed originals or certified true copies), all Servicing Files and any other Mortgage Loan Documents in the Seller's possession relating to each Mortgage Loan.

      (e) Escrow and Other Payments. In accordance with the terms of the Servicing Transfer Procedures Manual and this Agreement, on the Transfer Date the Seller shall (i) transfer to the Purchaser an amount equal to the Net Escrow Payments, impound and suspense balances, buydown funds, and all loss draft balances, unearned fees, principal and interest payments not yet paid to the applicable Agency as outlined in the Servicing Transfer Procedures Manual, and all other amounts held by the Seller with respect to the Mortgage Loans other than any amounts which the Seller is entitled to retain hereunder; and (ii) provide the Purchaser with an accounting statement of Escrow Payments, suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the related Mortgage Loans. On or prior to the tenth Business Day following the Transfer Date, the Seller and the Purchaser shall resolve any discrepancies between the Seller's accounting statement and the Purchaser's reconciliation with respect thereto and, not later than such tenth Business Day, the Seller or the Purchaser, as the case may be, shall transfer to the other, in immediately available funds by wire transfer, any amounts to which the other party is entitled.

      (f) Payoffs. Not later than the date 15 days subsequent to the Closing Date, the Seller shall provide to the Purchaser copies of all payoff statements generated by the Seller or any Prior Servicer within 30 days prior to the Closing Date with respect to any Mortgage Loan. In addition, the Seller shall provide to the Purchaser copies of all payoff statements generated by the Seller or any Prior Servicer subsequent to the Closing Date within 15 days of the generation thereof.

      (g) Mortgage Payments Received Prior to Transfer Date. The Seller shall properly apply, or cause to be applied, all payments received by it with respect to each Mortgage Loan prior to the Transfer Date to reduce the outstanding principal balance of the related Mortgage Loan in accordance with the provisions of the Mortgage Loan Documents and the related Agency Requirements.

      (h) Mortgage Payments Received After Transfer Date.  The
   Seller shall forward any Monthly Payments

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   received by it, and in the original form of remittance, on or after the
   Transfer    Date to the Purchaser in accordance with the Servicing
   Transfer Procedures Manual.  The Seller shall notify the
   Purchaser of the particulars of the payment in accordance with the applicable provisions of the Servicing Transfer Procedures
   Manual, which notification shall set forth sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of Monthly
   Payments received by it on or after the Closing Date but prior to the Transfer Date.

      (i) Misapplied Payments. Misapplied payments shall be processed as follows:

       (i) All parties shall cooperate in correcting misapplication errors;

      (ii) The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party and shall accompany such notification with a copy of the applicable cancelled check or similar supporting documentation;

           (iii) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage; the Seller shall reimburse the Purchaser for the amount of such shortage within five (5) Business Days after receipt of written demand therefor from the Purchaser;

      (iv) If a misapplied payment which occurred prior to the Transfer Date has created an improper Payment Obligation as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party;

       (v)     Any check issued under the provisions of this
   Section 2.04(i) shall be accompanied by a statement indicating the corresponding Seller and/or Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments; and

      (vi) The Seller shall advance funds to reconcile any misapplied payment, brought to the Seller's attention, that cannot be reconciled within ten (10) days of notification in the case of a shortage to a Mortgagor's loan account status.

      (j) Books and Records. On the Transfer Date, the books, records and accounts of the Seller with respect to the Servicing Rights and the Mortgage Loans shall be in accordance with the Purchaser requirements as provided in the Servicing Transfer Procedures Manual as well as all Agency Requirements and generally accepted accounting practices. The Seller shall, on or prior to the Transfer Date, reconcile all balances and accounts and make any monetary adjustments reasonably required by Purchaser.

      (k) IRS Forms. The Seller shall file all IRS Forms 1098, 1099 or 1041 and K-1 which are required by the IRS to be filed as a result of events occurring prior to the Transfer Date, not later than the date on which such forms are required by law to be filed in relation to the servicing and ownership of the Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon the Purchaser's request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph. The Seller shall provide an IRS Form W-9 executed by the Mortgagor (or equivalent documentation satisfactory to Purchaser), on all Mortgage Loans on which such form is currently required by the IRS and for which such form is not in the Servicing File. The Seller shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to provide each such IRS Form W-9.
      (l) Agency and Other Approvals. On or prior to the Closing Date, the Seller shall, at its own expense, obtain all approvals and consents, give or cause to be given notice, and make or cause to be made all filings required under applicable law, regulation or order, Agency Requirement or otherwise with respect to the transfer of the related Servicing Rights pursuant to this Agreement (other than the Agency Consents, which shall be obtained in accordance with Section 2.01 of this Agreement) and shall pay (i) all of the costs, if any, incurred to give such notices, secure such approvals and consents and make such filings, and (ii) any transfer fees. Copies of all such notices, approvals, consents and filings shall be delivered by Seller to Purchaser on or prior to the Closing Date.

      (m) Record Title. The Seller shall, following the Consent Date and on or before the Transfer Date, deliver to the Purchaser the appropriate endorsements and assignments to evidence the transfer of all of the Seller's right, title and interest in and to the Servicing Rights and the Pools, Mortgage Notes and Mortgages related to the Servicing Rights as required by Agency Requirements, applicable laws and regulations and the Servicing Transfer Procedures Manual. The Seller shall record such assignments and shall provide the Purchaser, no later than Transfer Date, with a copy of such assignments, a copy of the checks sent with such assignments for recordation costs, and a certification that such assignments have been sent for recording. Seller shall provide Purchaser with all recorded Mortgage assignment documents returned to it prior to the Transfer Date. As to Mortgages for which the recorded Mortgage assignment document has not been returned to the Seller on or before the Transfer Date, Seller shall have until the date specified in the Servicing Transfer Procedures Manual to provide the recorded Mortgage assignment document to Purchaser. The Seller shall also, on or before the Transfer Date, prepare assignments of mortgages from the Purchaser to the Agency in blank, as may be required. Prior to delivery of any mortgage document to the Purchaser, the Seller shall be responsible for retaining from such mortgage document any information required by Seller for preparation of assignments in accordance with this Agreement. All costs incurred in connection with this Section 2.04(m) shall be paid by Seller. The Purchaser shall cooperate with the Seller in providing any additional information Seller may require in connection with its obligations under this section.


      (n) Tax Contracts. Prior to the Closing Date, Seller shall provide Purchaser with a list of all Tax Service Companies and tax contracts with respect to the Mortgage Loans for approval. The Seller shall cause each acceptable Tax Service Company following the Consent Date to transfer to the Purchaser all of the Seller's rights under all tax contracts relating to the Mortgage Loans, in accordance with the Servicing Transfer Procedures Manual. In the event that Purchaser shall disapprove a Tax Service Company or tax contract, Seller shall obtain a replacement tax contract acceptable to Purchaser.
   All costs of such transfer shall be paid by Seller.
      (o) No Solicitation. From and after the date of this Agreement, the Seller shall not directly or indirectly solicit, and the Seller shall exercise reasonable efforts to prevent any of its affiliates from directly or indirectly soliciting, by means of direct mail, or telephonic or personal solicitation, the Mortgagors of any of the Mortgages (a) for purposes of prepayment or refinance or modification of such Mortgages, or (b) for any financial services or products, including, but not limited to, (i) checking and savings accounts, certificates of deposit, safe deposit boxes, automatic teller machines, second mortgage loans, equity source accounts, personal loans and credit cards, and
   (ii) ordinary life, ordinary health, credit life, credit health, credit unemployment and any other forms of group or individual insurance coverages; it being understood and agreed that all rights and benefits relating to the direct solicitation of such Mortgagors and attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date, but if the purchase and sale transaction contemplated by this Agreement is consummated, the benefits of such transfer shall inure to the Purchaser from the date of this Agreement, and the Seller shall take no action after the date hereof to undermine these rights and benefits. It is understood and agreed that (i) promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including without limitation mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, and
   (ii) unsolicited calls made by customers to retail branches of the Seller, shall not constitute solicitation under this section.

      (p) Foreclosure Loans, Delinquent Loans, Bankruptcy Loans and Litigation Loans. The Seller shall cause to be repurchased from the applicable Agency prior to the Transfer Date, any and all Foreclosure Loans, Delinquent Loans, Bankruptcy Loans and Litigation Loans included in a Pool which were such as of the Closing Date, such that each such Mortgage Loan shall be excluded from the related Pool and from coverage under any and all related Agency Agreements. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not purchase the Servicing Rights, nor be required to make any payments or take any other actions, with respect to Mortgage Loans not included in a Pool that are not Eligible Mortgage Loans.
      (q) Servicing Transfer Procedures Manual. The Seller shall be in compliance with and shall fulfill its obligations under the Servicing Transfer Procedures Manual prior to, on and subsequent to the Transfer Date.
      (r) Certification of Pools. Except with respect to those Pools identified on Schedule 2.04(r) hereto as uncertified on the Closing Date (all of which will become certified between the Closing Date and the Transfer Date), all Pools shall be properly balanced, fully funded and certified by the applicable Agency, if subject to an Agency

   Agreement, prior to the Closing Date.

      (s) Performance. The Seller shall perform in all material respects all other agreements contained herein that are required to be performed by it on or prior to the Transfer
   Date.

      (t) Transport Costs. The Seller shall be responsible for all costs, expenses and risk of loss in connection with the transfer of all Servicing Files and other documents and materials to be delivered hereunder to the Purchaser or Purchaser's custodian by the Seller or the Custodian. The Seller shall cause such Servicing Files and other documents and materials to be delivered to the locations designated by the Purchaser to the Seller, in accordance with the requirements set by the Purchaser and the applicable Agency.

      (u) Computer Records. The Seller shall deliver to the Purchaser all computer records relating to Mortgage Loans on the Mortgage Loan Schedule not later than the third Business Day following the Transfer Date for such Mortgage Loans.

      (v) Additional Documents. The Seller shall deliver, on or before the Transfer Date, such other appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Purchaser, including limited powers of attorney, as the Purchaser or its counsel may reasonably request in order to accomplish the transfer to the Purchaser of all of the Seller's rights related to the Servicing Rights. Such instruments provided by the Seller shall be satisfactory in form and substance to the Purchaser and its counsel.

   Section 2.05  Servicing.

      (a) Seller to Act as Servicer. From and after the Closing Date until the Consent Date, with respect to all Mortgage Loans, and from and after the Consent Date until the Transfer Date, with respect only to Purchased Mortgage Loans, the Seller shall continue to service the Mortgage Loans in compliance with all of the terms and provisions of the related Agency Requirements, including, without limitation:

       (i)     with respect to any FNMA Pool, the FNMA Guides;
   and

      (ii)     with respect to any FHLMC Pool, the FHLMC Guide.

      The Seller, from and after the Closing Date until the Consent Date, with respect to all Mortgage Loans, and from and after the Consent Date until the Transfer Date, with respect only to Purchased Mortgage Loans, shall make any and all remittances to Agencies, as appropriate, in accordance with the related Agency Requirements and the terms of any tri-party agreements which may be entered into by and among the Seller, the Purchaser and any Agency. With respect to such tri-party agreements, if any, the Seller shall use Best Efforts to ensure that the related Agency shall acquiesce to the servicing by the Seller with respect to Purchased Mortgage Loans from and after the Consent Date. The Seller shall indemnify, defend and hold harmless the Purchaser for any failures by the Seller to service the Mortgage Loans properly as provided herein. Additionally, the Seller shall indemnify, defend and hold harmless the Purchaser against any and all losses and damages which the Purchaser may sustain as a result of any breach by the Seller of any of its servicing obligations hereunder.

      (b) Payments to Purchaser. From and after the Closing Date until the Consent Date, with respect to all Mortgage Loans, and from and after the Consent Date until the Transfer Date, with respect only to Purchased Mortgage Loans, the Seller shall, as set forth in this section, pay to the Purchaser
   (i) an amount equal to the aggregate servicing fee relating to the Mortgage Loans serviced for each such Agency less the subservicing fee provided for in Section 2.05(c), (ii) all Ancillary Income relating to the Mortgage Loans, and (iii) an amount equal to interest at the Federal Funds Rate, calculated daily, on all funds held by the Seller with respect to the Mortgage Loans, which funds consist of principal and interest, tax and insurance, escrows and buydown funds. For the period from and after the Closing Date and concluding on the Transfer Date, payments due to the Purchaser shall be paid monthly by the Seller within 3 Business Days after each Agency cut-off date. In addition, the Seller shall pay to the Purchaser fifteen-thirtieths (15/30) of the servicing fee relating to the Mortgage Loans in the FHLMC Pool for the period beginning the day after the FHLMC cut-off date immediately preceding the Closing Date and ending on the first FHLMC cut-off date following the Closing Date.
      (c) Seller's Fee. In its capacity as servicer, the Seller shall be entitled to receive from the Purchaser, with respect to each Mortgage Loan serviced by the Seller pursuant to
   Section 2.05(a) above, a fee in an aggregate amount equal to:
   (i) $6.50 per month for each calendar month in which the Seller completes a full remittance cycle, and (ii) $0.21 per day for each day in a calendar month in which the Seller does not complete a full remittance cycle. Such fee shall be payable by the Purchaser to the Seller monthly, on the third Business Day after the related Agency cut-off date; provided, however, that the Purchaser may set off against such payments any amounts then owing from Seller to Purchaser.

      (d) No Assignment. The Seller shall not sell, assign or transfer any or all of its rights or obligations under this
   Section 2.05 without the prior written consent of the Purchaser, which consent the Purchaser may grant, deny or condition in its sole and absolute discretion. Any purported sale, transfer or assignment in violation of this paragraph shall be void.

   Section 2.06.                 Commissions to Third Parties.

      The Seller shall be responsible for any and all fees, commissions and other compensation to which any broker, agent or other Person (including, without limitation, Hamilton, Carter, Smith & Co., Incorporated) may be entitled in connection with the transactions contemplated by this Agreement. The Purchaser represents that it has taken no action that would result in parties other than Hamilton, Carter, Smith & Co., Incorporated being entitled to brokerage or similar fees.

   Section 2.07.                 Secured Creditors.

      The Seller shall cause any secured creditor of the Seller to give to the Purchaser an acknowledgment of notice and a release in respect of any and all security interests, claims or liens which such secured creditor may have in connection with the Servicing Rights to be transferred by the Seller to the Purchaser hereunder.


                             ARTICLE III

                   PURCHASER'S PAYMENT OBLIGATION

   Section 3.01.                 Calculation of the Estimated and
   Actual Payment Obligation.

      On the Closing Date, the Payment Obligation shall be equal to the sum of the outstanding unpaid principal balance of each Eligible Mortgage Loan as of the close of business on the Closing Date multiplied by the Payment Obligation Percentage; provided, however, that on the Consent Date the Payment Obligation shall be recalculated to be equal to the sum of the outstanding principal balance of each Purchased Mortgage Loan as of the close of business on the Closing Date multiplied by the Payment Obligation Percentage.

   Section 3.02.                 Amount Payable on the Closing
                                 Date.

      Subject to the terms and conditions hereof, eighty percent (80%) of the Payment Obligation shall be paid by the Purchaser to the Seller on the Closing Date, and an additional ten percent (10%) of the Payment Obligation shall be paid by the Purchaser to the Seller on the Transfer Date, in each case recalculated, if applicable as provided in this Article III. Each such payment shall be made by wire transfer of immediately available federal funds to the account designated by the Seller. The balance of the Payment Obligation (as so recalculated) shall be paid by the Purchaser to the Seller on the Final Payment Date. For purposes of calculating the Payment Obligation on the Closing Date, the Payment Obligation shall be estimated. If, on the Transfer Date or the Final Payment Date, the Seller and the Purchaser determine the actual Payment Obligation differs from the Payment Obligation calculated on the Closing Date, the outstanding balance of the Payment Obligation shall be adjusted to reflect the difference between the amount calculated on the Closing Date and the amount of the actual Payment Obligation. In addition, the Seller agrees that the Purchaser may set off against the amounts payable to the Seller as described above any amounts then due and owing from the Seller to the Purchaser hereunder.

   Section 3.03.                 Missing Documents.

      The Purchaser shall deliver to the Seller within 15 days of the Transfer Date a list specifying in reasonable detail any Mortgage Files or Servicing Files that the Seller has failed to deliver to the Purchaser, provided, however, that the Purchaser's failure to deliver such a list or omission of one or more items from the list shall not affect the Seller's obligation hereunder to provide the documents and records required by this Agreement.



                             ARTICLE IV

                   SERVICING OF THE MORTGAGE LOANS

   Section 4.01.                 Purchaser to Service Pursuant to
                                 the Agency Requirements.

      On and after the Closing Date, and subject to the conditions precedent set forth in Section 7.01 and the condition subsequent set forth in Section 2.01(b), all of the Seller's rights and obligations with respect to the Servicing Rights relating to the Mortgage Loans shall be transferred to the Purchaser. On and after the Closing Date, until the Transfer Date relating to such Mortgage Loans, the Seller shall subservice such Mortgage Loans in accordance with
   Section 2.05. From and after the Transfer Date the Purchaser shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Purchaser may deem necessary or desirable, consistent with the terms of this Agreement and the terms of the related Agency Requirements.

      On and after the Transfer Date, the Purchaser shall remit to the Agencies all funds due such Agencies in accordance with the related Agency Requirements, and the Purchaser shall furnish the Agencies with such statements at such times as required by the related Agency Requirements; provided, however, that this paragraph shall not affect any rights the Purchaser may have against the Seller under the terms of this Agreement.

      On and after the Transfer Date, the Purchaser shall only be required to make such advances from its own funds as are required to be made by the servicer pursuant to the Agency Requirements, and the Purchaser shall collect all fees for servicing the Purchased Mortgage Loans and such other amounts as are allowed the servicer under the Agency Requirements.

                              ARTICLE V

                     REPRESENTATIONS, WARRANTIES
                           AND AGREEMENTS

   Section 5.01.                 Representations, Warranties and
                                 Agreements of the Purchaser.

      The Purchaser, as a condition to the consummation of the
   transactions contemplated hereby, hereby makes the following
   representations and warranties to the Seller as of the Closing   Date:

      (a) Due Organization and Authority. The Purchaser is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Purchaser, and in any event the Purchaser is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Purchaser (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and all requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms.

      (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser.

      (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Servicing Rights by the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or a material breach of any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or materially impair the ability of the Purchaser to service the Mortgage Loans, or impair the value of the Servicing Rights.

      (d) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement other than the Agency Consents, which are to be obtained by the Seller pursuant to Section 2.1 of this Agreement, or if required, such approval has been obtained prior to the Closing Date.

      (e) No Commissions to Third Parties.  The Purchaser has not
   (i) engaged any broker, agent or other Person in connection with this transaction and (ii) is not responsible for the payment of fees to any broker, agent or other Person in connection with this transaction.

      (f) Approvals.  The Purchaser is an FHLMC-approved
   Seller/Servicer and an FNMA-approved Lender.

   Section 5.02.                 Representations and Warranties
                                 of Seller.

      Seller, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Purchaser as of the Closing Date:

      (a) Due Organization and Authority. The Seller is a banking corporation duly chartered, validly existing and in good standing under the laws of South Carolina and was at all times and now is qualified to do business and is duly licensed to carry on its business as is now being conducted in all states in which the Mortgaged Property is located; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller (subject as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

      (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Servicing Rights by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

      (c) No Conflicts. Neither the execution and delivery of this Agreement, the sale of the Servicing Rights to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other governing documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the value of the Servicing Rights.

      (d) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform in all material respects each and every covenant contained in this Agreement.

      (e) No Litigation Pending. There is no action, suit, proceeding or investigation (including, but not limited to, any regulatory enforcement actions, letters of consent or takeover actions) pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair the value of the Servicing Rights or the ability of the Seller to perform under the terms of this Agreement.

      (f) No Consent or Notice Required. No notice, consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, or if required, such approval has been obtained or notice has been given prior to the Closing Date, except one Agency Consent of FNMA and one Agency Consent of FHLMC, which will be obtained by the Seller in accordance with
   Section 2.1 of this Agreement.

      (g) Ownership. Seller is the sole owner and holder of the Servicing Rights. The Servicing Rights have not been assigned or pledged, and the Seller has good and marketable interest therein, and has full right to transfer and sell the Servicing Rights to the Purchaser free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest, or agreement with, any other party, to sell and assign the Servicing Rights pursuant to this Agreement.

      (h) No Untrue Information and Agency Requirements.
   Neither this Agreement nor any statement, report or other document which is within the control of the Seller furnished or to be furnished pursuant to this Agreement or any Agency Requirement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. Each of the Agency Agreements delivered to the Purchaser represents an executed original or is a certified true and correct copy of the original and in either case represents true, correct and complete copies of the same. Each of the Agency Agreements is in full force and effect and has not been amended, modified or altered except as the same shall have been provided to the Purchaser.
      (i) Commissions to Third Parties. Except for Hamilton, Carter, Smith & Co., Incorporated, the Seller (i) has not engaged any broker, agent or other Person in connection with this transaction and (ii) is not responsible for the payment of fees to any broker, agent or other Person in connection with this transaction.

      (j) Prior Servicers. All Prior Servicers of the Mortgage Loans and the Seller, were, at all material times, FHLMC- and FNMA-approved mortgagees, lenders and seller/servicers, as applicable, to the extent required to be so approved in order to originate, sell or service the Mortgage Loans. All Prior Servicers of the Mortgage Loans and the Seller have originated, underwritten and serviced the Mortgage Loans in compliance with all laws, rules, regulations and requirements in connection therewith, including without limitation licensing statutes and regulations and the requirements set forth in the related Agency Requirements and the Mortgage Loans. The representations and warranties made in
   Section 5.02 with respect to the Mortgage Loans and the Servicing Rights and all of the representations and warranties set forth in Section 5.03 are true with respect to Prior Servicers and agents of the Seller. There has been no occurrence as of the Closing Date of any event that could obligate the Seller to repurchase any Mortgage Loans or cause an event of default under the Agency Requirements, the cancellation of the Servicing Rights or any material changes in procedures with respect to the Mortgage Loans.

      (k) No Inquiries.  The Seller has not been the subject of
   an audit by an Agency or any other agency of a state or the federal government or any provider of a PMI Policy, which
   audit (i) included material allegations of failure to comply with applicable loan origination, servicing or claims
   procedures, or (ii) resulted in a request for repurchase of
   Mortgage Loans or indemnification in connection with the   Mortgage Loans.

      (l) No Accrued Liabilities. There are no accrued liabilities of the Seller with respect to the Mortgage Loans or the Servicing Rights or circumstances under which such accrued liabilities will arise against the Purchaser as successor to the Servicing Rights with respect to occurrences prior to the Closing Date.

      (m) Agency Requirements. The Seller has performed all obligations to be performed under the Agency Requirements, and no event has occurred and is continuing which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Agency Agreements. The Seller has serviced the Mortgage Loans (including escrow practices and administration of custodial accounts) and has kept and maintained complete and accurate books and records in connection therewith, all in accordance with Agency Requirements, the terms of the Mortgage Loan Documents and applicable law, and the Seller has remitted to each Agency, if applicable, all distributions to which it is entitled under the relevant Agency Requirements.

      (n) Compliance with Insurance Contracts. The Seller has complied with all obligations under all applicable insurance contracts, including, without limitation, the obligations under any PMI Policy with respect to, and which might materially and adversely affect, the Mortgage Loans, the Loan Pools and any of the Servicing Rights. The Seller has not taken any action or failed to take any action which might cause the cancellation of or otherwise affect any of the PMI Policies.

      (o) Compliance with Custodial Agreements. The Custodial Agreements are in full force and effect, and the Seller (and, where applicable, all Prior Servicers) has complied with all obligations under the Custodial Agreements and all Agency Requirements in respect thereof, including, but not limited to, the payment of any and all fees due and payable to the Custodian(s) thereunder as of the Closing Date.

      (p) Notice of Relief Requested Pursuant to the Soldiers and Sailors Relief Act of 1940. The Seller has not received any currently effective notice from any Mortgagor or other party with respect to any Mortgage Loan of a request for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940.

      (q) Compliance with Law. Seller has complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, the provisions of any law or regulation governing or pertaining to permissible charges, whether in a commercial transaction or for personal, family or household purposes, in connection with the extension of credit or the billing or collection of obligations arising from the extension of credit, including, but not limited to, laws relating to usury, installment sales, truth-in-lending (including, without limitation, Regulation Z thereunder), fair housing, real estate settlement procedures, escrow practices, unlawful discrimination in residential lending (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), debt collection, loan disclosures or other consumer protection matters (including, without limitation, laws regulating unfair or deceptive acts or practices), and all other federal, foreign, state or local laws, regulations and ordinances pertaining to the business or mortgage lending or to the provision of services relating to mortgage lending. The Seller shall deliver to the Purchaser upon demand, reasonable evidence of compliance with all such requirements.

      (r) Origination and Servicing Practices. There has been no improper act or omission or alleged improper act or omission, or material error by the Seller, any Prior Servicer, any originating mortgagee, or any employee, agent or representative acting on their behalf, with respect to the origination or servicing of any of the Mortgage Loans or Pools or any document, agreement or instrument contained therein or relating thereto.
      (s) Payoffs. The Seller has not received, within 30 days prior to the Closing Date, any requests for payoff quotes which have not expired with respect to the Mortgage Loans.

      (t) Financial Condition of Seller. The Seller is not in receivership or conservatorship, nor are any of its subsidiaries or affiliates. The Seller is not operating pursuant to any restrictive operating agreement, memorandum or order mandated by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other federal or state regulatory body.

      (u) Transfer From Single Servicing Site. All Servicing Rights transferred from the Seller to the Purchaser hereunder shall relate to Mortgage Loans serviced by the Seller at a single site owned and controlled by the Seller.
      (v) Disclosure. All information provided by Hamilton, Carter, Smith & Co., Incorporated, in its Offering Number EC-0510, or otherwise provided by the Seller or known to the Seller to have been provided to the Purchaser in connection with the transaction contemplated by this Agreement, was true and accurate as of the date or dates on which provided to the Purchaser.

   Section 5.03.                 Representations and Warranties
                                 of the Seller as to Mortgage
                                 Loans and Agency Requirements.

      As further inducement to the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser, as of the Closing Date, with respect to each Mortgage Loan, as follows:

      (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule and in each Servicing File is complete, true and correct. None of the Agency Agreements contain any uncustomary, unusual or burdensome servicing obligations with respect to the Servicing Rights or contain provisions which vary from published Agency Requirements, and no waivers with respect to any published or unpublished Agency Requirements have been obtained which adversely affect the credit quality of any Mortgage Loan. None of the Mortgage Loans are VA Vendee loans, loans subject to interest rate subsidies or special escrow arrangements, or loans secured by manufactured housing or mobile homes.

      (b) Payments Current. Except as set forth on the Mortgage
   Loan Schedule, all payments required to be made up to, but not including, the Closing Date for each Mortgage Loan under the terms of the related Mortgage Note have been made.

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds with respect to taxes and insurance premiums has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds (other than in strict accordance with applicable Agency Requirements), or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest. All Advances are valid and subsisting amounts owed to Seller and are not subject to setoffs or claims arising from acts or omissions of Seller or any Prior Servicer.

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Agencies. The substance of any such waiver, alteration or modification has been approved by the related Agencies to the extent required by the related Agency Requirements and by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the related Agencies to the extent required by the related Agency Requirements and by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Servicing File and the terms of which are reflected in the Mortgage Loan Schedule.

      (e) Enforceability.  Each of the Mortgage and the Mortgage
   Note is a genuine, valid, binding and enforceable document according to its terms, and conforms to all applicable laws and regulations, including without limitation the federal Truth-in-Lending Act as amended and Regulation Z.

      (f) No Defenses. The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

      (g) No Recourse. None of the Servicing Rights are subject to any repurchase or indemnity obligations which would, under either generally accepted accounting principles or regulatory accounting principles applicable to federal savings banks or national banks, constitute "recourse" to the Purchaser or any servicer upon the occurrence of default, non-payment, foreclosure or other events relating to the underlying
   Mortgage Loan. There are no provisions applicable to any Mortgage Loan in any Agency Agreement, master commitment, pool purchase contract, conversion or other Agency Requirement, whether described as a limited repurchase requirement, limited recourse, credit support obligation, indemnification, or otherwise, which would subject the Purchaser to losses on the liquidation of a Mortgage Loan or which would entitle an Agency to demand the repurchase of a Mortgage Loan for any circumstances other than those which are permitted under (i) the "Special Servicing Option" as set forth in Part II, Chapter 2, Section 201 of the FNMA Selling Guide in the case of FNMA Pools and (ii) the "Without Recourse" provisions set forth in Section 5306(b) of the FHLMC Guide in the case of FHLMC Pools.

      (h) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to the related Agency in accordance with the related Agency Requirements against loss by fire, earthquakes, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was required by federal regulation and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser on behalf of the Agencies upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

      (i) Coinsurance Claims. There are no uninsured casualty losses or casualty losses where coinsurance has been (and the Seller has no reason to believe, will be) claimed by an insurance company or where the loss, exclusive of contents, is greater than the recovery, less actual expenses incurred in such recovery from the insurance carrier. No casualty insurance proceeds have been used to make repairs to the property subject to the Mortgage (other than with the consent of applicable Agencies). All damage with respect to which casualty insurance proceeds have been received by or through the Seller or any Prior Servicer has been properly repaired or is in the process of such repair with such proceeds.

      (j) Condemnation. There is no proceeding pending or threatened for the partial or total condemnation of the property subject to the Mortgage, and no part of the property subject to the Mortgage has been or will be condemned.

      (k) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, escrow practices or disclosure laws applicable to the Mortgage Loan and the servicing thereof, have been complied with.

      (l) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

      (m) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, and no residence or dwelling is a mobile home or a manufactured dwelling.

      (n) Valid First Lien. The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and, to the extent permitted by applicable law, all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

       (i) the lien of current real property taxes and assessments not yet due and payable;

      (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to the related Agencies in accordance with the related Agency Agreements and prudent mortgage lending institutions generally and which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and
   (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and
           (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

   Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein, and the Seller has full right to sell and assign the same to the Agencies. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage except for a subordinate lien permitted by the applicable Agency.
      (o) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

      (p) Pools. Exhibit A sets forth a true and complete list of all Pools. Each Mortgage included in a Pool meets all eligibility requirements for inclusion in such Pool, in accordance with all applicable Agency standards of eligibility for loan pooling. All of the Pools have been finally and properly certified or recertified in accordance with applicable laws, regulations and Agency Requirements. The Servicing Rights in respect of each Pool are eligible under all applicable laws, regulations and Agency Requirements to be transferred to the Purchaser. No Mortgage has been bought out of a Pool without all required prior written approvals of the applicable Agency. The Mortgage Files to be delivered as directed by the Purchaser will include all documents necessary in order for the appropriate Custodian to recertify the Pools in accordance with Agency Requirements. The securities backed by each Pool have been issued on uniform documents, promulgated in the applicable Guide without any material deviation therefrom.

      (q) Limitations on Mortgage Loan Characteristics. Except as specifically described in the Mortgage Loan Schedule, each Mortgage Loan is an Eligible Mortgage Loan. None of the Mortgage Loans will contain provisions for graduated payment mortgages, shared appreciation or contingent interest features, or interest rate buydowns or other interest rate subsidies, wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. In addition, each Mortgage Loan is a conventional first mortgage loan secured by a Mortgage. Each Mortgage Loan is amortized on a level yield basis at a fixed rate of interest over its term, and the due date for Monthly Payments thereon is the first day of each calendar month. Interest on each Mortgage Loan is payable in arrears.

      (r) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, including any requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

      (s) Custodial and Escrow Accounts Current. All Custodial Accounts and Escrow Accounts are maintained by the Seller and have been maintained in accordance with applicable law, the terms of the Mortgage Loans and the Agency Requirements related thereto. The Escrow Payments required by the Mortgages which have been paid to the Seller for the account of the Mortgagor are on deposit in the appropriate Escrow
   Account. All funds received by the Seller in connection with the Mortgage Loans, including, without limitation, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and
   Principal Prepayments, have promptly been deposited in the appropriate Custodial Account or Escrow Account, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law and the Agency Requirements.

      (t) Doing Business. The Seller, each Prior Servicer and all other Persons which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

      (u) LTV, PMI Policy. The LTV of each Mortgage Loan conforms to Agency Requirements for such Mortgage Loan. To the extent required by each Agency, each Mortgage Loan is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is amortized, as appropriate to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for each Mortgage Loan as set forth on the Mortgage Loan
   Schedule is net of any such insurance premium.
      (v) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which are acceptable to the related Agency and to prudent mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located; or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to the applicable Agency, and each such title insurance policy is issued by a title insurer acceptable to the related Agency and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Agencies are the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

      (w) No Defaults. Except as listed on Schedule 5.03(w) hereto, other than payment delinquencies, there is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any contract or document relating to the Mortgage Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

      (x) No Mechanics' Liens. There are no mechanics or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

      (y) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

      (z) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the material benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property by trustee's sale or the right to foreclose the Mortgage.

      (aa) Conformance with Agency Standards. Each Mortgage Loan was underwritten and funded in accordance with applicable Agency underwriting standards in effect at the time the Mortgage Loan was originated, and each such Mortgage Loan is in conformity with the applicable underwriting standards, and the Mortgage Note and Mortgage are on forms acceptable to the applicable Agency.

      (bb)     Occupancy of the Mortgaged Property.  The
   Mortgaged Property is lawfully occupied under applicable law.
   All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

      (cc) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

      (dd) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser, or the related Agency, or their respective successors and assigns to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

      (ee)     FNMA and FHLMC Representations.  Each Mortgage
   Loan complied with all representations and warranties made to the applicable Agency at the time that such representations and warranties were made.

      (ff) Delivery of Mortgage Documents. The Mortgage Note, the Assignment of Mortgage and any other documents required to be delivered to the Custodian under the Custodial Agreement or to FHLMC, as the case may be, for any Mortgage Loan have been segregated by the Custodian or delivered to FHLMC, as the case may be.

      (gg) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the related Agency Requirement in accordance with the related Agency Agreements or is located in a condominium or planned unit development project which has received project approval by the related Agency, and the representations and warranties required by the related Agency with respect to such condominium or planned unit development have been made and remain true and correct in all respects. Each Mortgage File contains all required condominium and planned unit development riders to the Mortgage Documents.

      (hh) Consolidation of Future Advances. Any future advances made prior to the Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the related Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

      (ii) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended except to the extent that damage is fully covered by in-place hazard insurance.

      (jj) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each Mortgage Loan have been in accordance with the related
   Mortgage Note and other related Agency

   Requirements, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

      (kk) FNMA/FHLMC Approvals. At all relevant times, the Seller has been and will be a FNMA-approved lender and FHLMC-approved seller/servicer, as applicable, to the extent required to be approved and fully authorized to originate, sell or service the Mortgage Loans. The Seller has serviced all of the Mortgage Loans on its own behalf, and Seller is in compliance with the terms thereof and with all laws, rules, regulations and requirements in connection therewith. There has been no occurrence as of the Closing Date of any event that could obligate the Purchaser to repurchase any Mortgage Loans in accordance with Agency Requirements or cause the cancellation of the Servicing Rights or any material changes in procedures with respect to the Mortgage Loans.

      (ll) Hart-Scott-Rodino Act. The purchase and sale of the Servicing Rights contemplated by this Agreement is exempt from the notification and disclosure provisions of the Hart-
   Scott-Rodino Act.


                             ARTICLE VI

                    REMEDIES AND INDEMNIFICATION;
                  FAILURE TO OBTAIN AGENCY CONSENTS

   Section 6.01.                 Remedies for Breach of
                                 Representations and Warranties
                                 of the Purchaser.

      It is understood and agreed that the representations and warranties set forth in Section 5.01 shall survive the Closing Date and the sale of the Servicing Rights to the Purchaser and the delivery of the Servicing Files to the Purchaser and shall inure to the benefit of the Seller.

      Upon the earlier of either discovery by or notice to the Purchaser of any breach of a representation or warranty set forth in Section 5.01, the Purchaser shall use its Best Efforts promptly to cure such breach in all material respects within thirty (30) days of such discovery or notice.
      The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Purchaser representations and warranties contained in Section 5.01 or the breach of any obligations set forth in Section 4.01, provided that such indemnification shall include only out-of-pocket losses due to such breach and shall not include any consequential damages resulting therefrom, and provided further that the obligations of the Purchaser to reimburse and indemnify the Seller pursuant to this Section 6.01 as a result of a breach of a representation or warranty shall apply only with respect to breaches of representation or warranty for which the Seller delivers or the Purchaser receives notice on or before the date ten (10) years after the Closing Date. It is understood and agreed that the obligation of the Purchaser to indemnify the Seller set forth in this Section 6.01 constitutes the sole remedy of the Seller respecting a breach of the foregoing representations and warranties.

      Any cause of action against the Purchaser relating to or arising out of the breach of any representations and warranties made in Section 5.01 or the breach of any general obligations set forth in Section 4.01 shall accrue upon the last of (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Purchaser to cure such breach within thirty (30) days of such discovery or notice, and (iii) demand upon the Purchaser by the Seller for compliance with this Agreement. Notwithstanding anything to the contrary in this Agreement, the Seller shall not be liable for, and the Purchaser shall indemnify the Seller against, any liabilities arising solely from actions taken by the Purchaser after the Transfer Date not in compliance with the terms of this Agreement with respect to Purchased Mortgage Loans; provided, however, that this shall not limit Seller's liability for actions taken or required to be taken on or prior to the Transfer Date.

   Section 6.02.                 Remedies for Breach of
                                 Representations and Warranties
                                 and Other Obligations of the
                                 Seller.

      It is understood and agreed that the representations and warranties set forth in Sections 5.02 and 5.03 and the obligations set forth in Article II shall survive the Closing Date and the sale of the Servicing Rights to the Purchaser and the delivery of the Servicing Files to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns. Upon discovery by either the Purchaser or the Seller of a breach of any of the foregoing representations, warranties or obligations, the party discovering such breach shall give prompt written notice to the other.

      Upon the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty set forth in Section 5.02 or Section 5.03 or obligations set forth in
   Article II (other than Seller's covenant to obtain Agency Consents), the Seller shall use its Best Efforts promptly to cure such breach, and if in the reasonable opinion of the Purchaser such breach cannot be cured within thirty (30) days after such discovery or notice or any shorter period prescribed by the applicable Agency, the Seller shall, subject to Section 6.05, within three (3) Business Days following receipt by the Seller of notice thereof, reimburse the Purchaser for the Purchase Price of the Servicing Rights with respect to the related Mortgage Loan or Loans at the Reimbursement Amount. Notwithstanding the foregoing, however, in the event that the Seller wishes to repurchase the related Mortgage Loan in lieu of reimbursing the Purchaser for the Purchaser Price of the related Servicing Rights, the Seller shall so notify the Purchaser. The Purchaser then shall attempt to repurchase such Mortgage Loan from the related Agency. If the Purchaser is able so to repurchase such Mortgage Loan, the Seller shall repurchase such Mortgage Loan from the Purchaser, at the price and in the manner set forth in Section 6.03, including payment of the Reimbursement Amount.

      In addition to such reimbursement obligation, the Seller shall, subject to Section 6.05, indemnify, defend and hold harmless the Purchaser against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs (including allocated fees of in-house counsel), judgments, and other out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations, warranties or obligations contained in this Agreement.

      Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Section 5.02 or Section 5.03 or the obligations set forth in Article II shall accrue upon the last of (i) discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Purchaser to cure such breach within thirty (30) days of such discovery or notice, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

      For purposes of indemnification under this Section 6.02, any breach of any representation or warranty or omission by the Seller of any fact or set of facts in the representations and warranties contained in this Agreement (including any misrepresentation in or omission of any item required to be disclosed on any certificate, schedule, exhibit or other agreement, instrument or document delivered or to be delivered pursuant to the terms of this Agreement) shall be deemed to constitute a breach of such representation or warranty notwithstanding (i) any limitation or qualification as to materiality set forth in such representation, warranty, certificate, schedule, exhibit or other agreement, instrument or document on the scope, accuracy or completeness thereof,
   (ii) any limitation or qualification as to knowledge set forth therein or (iii) with respect to any representation or warranty relating to Litigation Loans, any pending litigation, investigation or inquiry, existing on the Closing Date but excluded from such representation or warranty, it being the intention of the parties hereto that the Purchaser and each of its directors, officers, employees and agents shall, to the extent permitted in this Section 6.02, be indemnified and held harmless from and against any and all losses to the extent resulting from the failure of any such representation, warranty, certificate, schedule, exhibit or other agreement, instrument or document to be true, correct and complete in any respect.

   Section 6.03.                 Seller's Additional Repurchase
                                 and Indemnification Obligations.

      Upon receipt by the Purchaser of notice from any Agency of a breach of any representation or warranty contained in any Agency Agreement and/or a request for the repurchase of any Mortgage Loan pursuant to any Agency Requirement, the Purchaser shall promptly notify the Seller of same and shall use its Best Efforts to cure and correct any such breach and to satisfy any Agency's requests or concerns related to such deficiencies of the related Mortgage Loans.

      The Seller shall, subject to Section 6.05, repurchase from the Purchaser any Mortgage Loan with respect to which the Purchaser has been required by any Agency to repurchase due to a breach of a representation or warranty made in any Agency
   Agreement or pursuant to any Agency Requirement and not due to a breach of the Purchaser's obligations thereunder arising after the Closing Date or pursuant to this Agreement. The repurchase price to be paid by the Seller to the Purchaser shall equal that repurchase price paid by the Purchaser to the related Agency plus all reasonable out-of-pocket costs and expenses borne by the Purchaser in connection with the repurchase of such Mortgage Loan from the related Agency, including, but not limited to, all out-of-pocket costs and expenses of the Purchaser incurred in efforts to cure said breach and reasonable attorneys' fees (including allocated costs of in-house counsel). In addition, and further subject to Section 6.05, the Seller shall repurchase the Servicing
   Rights with respect to such Mortgage Loan from the Purchaser at the Reimbursement Amount. The repurchase price and Reimbursement Amount shall be paid by the Seller to the Purchaser by wire transfer of immediately available funds to an account designated by the Purchaser, within three (3)
   Business Days of Purchaser's request therefor.

      At the time of repurchase, the Custodian and the Purchaser shall arrange for the timely reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Custodian of any documents held by the related Agency with respect to the repurchased Mortgage Loan pursuant to the related Agency Requirement. In the event of a repurchase, the Purchaser shall, simultaneously with such reassignment, give written notice to the Seller that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the deletion of the repurchased Mortgage Loan from this Agreement.

      In addition, and further subject to Section 6.05, the Seller shall indemnify the Purchaser and hold it harmless against any out-of-pocket costs and expenses and losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees (including allocated costs of in-house counsel) and related costs, judgments, and other out-of-pocket costs and expenses incurred by Purchaser in accordance with this Section 6.03.

   Section 6.04.                 Special Indemnification for the
                                 Seller's Escrow Practices.

      The Seller shall indemnify and hold harmless the Purchaser against, and shall reimburse it for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees) to the extent relating to or resulting from any of the Seller's or any Prior Servicer's escrow practices, including any periods during which the Purchaser continues such practices until such time, not to exceed one (1) year from the Transfer Date, as the Purchaser has completed, and payments have changed as a result of, the Purchaser's regular annual escrow analysis cycle. The indemnification set forth in this Section 6.04 shall apply to any claim, cause of action or proceeding which results in any such damages, deficiencies, claims, causes of action or expenses attributable to such escrow practices. The Purchaser shall promptly provide the Seller with notice of any claim that could involve the indemnification set forth in this
   Section 6.05.

      With respect to any litigation, investigation or inquiry that (i) is subject to this Section 6.04, and (ii) includes any of the Mortgage Loans (whether or not such action was brought by a Mortgagor whose Servicing Rights were purchased under this Agreement), the Purchaser shall have the sole right, with counsel of its choice (and the Seller shall not be entitled), to defend , settle or otherwise dispose of any such claims, causes of action or proceedings at the Seller's expense; provided, however, that the Purchaser shall consult with the Seller, in good faith, to attempt to avoid any double payment by the Seller with respect to such claims, causes of action or proceeding.

   Section 6.05.                 Limitations on Obligations of
                                 the Seller.

      The obligations of the Seller to reimburse and indemnify the Purchaser pursuant to Section 6.02 as a result of a breach of any representation or warranty (but not as a result of the obligations set forth in Article II) shall apply only with respect to breaches of representation and warranty for which the Purchaser delivers or of which the Seller receives notice on or before the date ten (10) years after the Closing Date, and the Seller's obligation to repurchase Mortgage Loans and the related Servicing Rights and to indemnify the Purchaser pursuant to Section 6.03 shall apply only with respect to breaches of representation or warranty for which the Purchaser delivers or of which the Seller receives notice during the life of the related Mortgage Loan(s); provided, however, that such limitations shall not apply with respect to any breach resulting in a class action lawsuit or government investigation or inquiry; provided, further, that such limitations shall not operate to reduce, limit or otherwise affect in any manner the Seller's obligations with respect to breaches of representations and warranties of which the Purchaser has notified the Seller in writing prior to the passage of the applicable period.

   Section 6.06.   No Effect of Knowledge.

      The obligations of the Seller under this Agreement for the breach of any representation or warranty made by the Seller hereunder shall not be affected in any manner or to any extent by any knowledge obtained by (or which could have been obtained by) the Purchaser prior to the Transfer Date, whether in the course of the Purchaser's due diligence activities or otherwise.

   Section 6.07.   Failure to Obtain Agency Consents.

      Notwithstanding anything in this Agreement to the contrary, in the event the Seller does not obtain the Agency Consents on or prior to April 30, 1995, then this Agreement (including, without limitation, the sale described in Section 2.01 and the obligations to make payments pursuant to Section 2.05 hereof), immediately upon notice from the Purchaser to the Seller, shall terminate and become void and have no effect; provided, however, that this Article VI and Sections 2.06, 8.02, 8.04, 8.06, 8.07, 8.09, 8.13, 8.18 and 8.19 hereof shall survive any such termination of this Agreement; provided, further, that no such termination shall relieve any party from liability for any willful breach of this Agreement; and provided, further, that if the Seller obtains one but not both of the Agency Consents and the Purchaser elects pursuant to Section 2.01 hereof to purchase the Servicing Rights with respect to the Mortgage Loans to which the obtained Agency Consent relates, then this Agreement shall terminate as aforesaid only with respect to obligations relating to the Mortgage Loans that are not Purchased Mortgage Loans.

      Immediately upon receipt of the notice from the Purchaser described in the first paragraph of this Section 6.07, (a) the Seller shall reimburse the Purchaser for (1) the Payment Obligation with respect to all Mortgage Loans that are not Purchased Mortgage Loans by paying to Purchaser an amount equal to (i) the portion of the Payment Obligation paid on the Closing Date with respect to such Mortgage Loans, plus
   (ii) interest on such amount calculated from the Closing Date to the date such reimbursement is paid at the Federal Funds Rate, plus (iii) the amount of any advances, out-of-pocket costs or other expenses incurred by the Purchaser related thereto and (2) all other amounts paid by the Purchaser pursuant to this Agreement in connection with Mortgage Loans that are not Purchased Mortgage Loans, including, without limitation, all amounts paid by the Purchaser to the Seller under Section 2.03 or 2.05(c); and (b) following receipt of such payment, the Purchaser shall reimburse the Seller for all amounts paid by the Seller to the Purchaser with respect to Mortgage Loans that are not Purchased Mortgage Loans pursuant to Section 2.05(b) hereof. In addition, the Seller shall indemnify, defend and hold harmless the Purchaser against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs (including allocated fees of in-house counsel), judgments, and other out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, the Seller's failure to obtain any Agency Consent in accordance with this Agreement.


                             ARTICLE VII

                         CLOSING CONDITIONS

   Section 7.01.                 Purchaser's Conditions.

      The Purchaser's obligation to pay the Payment Obligation and otherwise consummate the transactions contemplated hereunder on the Closing Date is subject to the satisfaction, or waiver by the Purchaser, of the following conditions precedent:

      (a) The Seller shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date;

      (b) All of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date;

      (c) Prior to the Closing Date, the completion of a due diligence review relating to the Mortgage Loans and the contents of the related Servicing Files and the operations of the Seller in connection and the determination by the Purchaser, in its discretion, that, among other things:
   (i) the books, records and accounts of the Seller with respect to the Mortgage Loans, Pools and the Agencies are in order;
   (ii) the Mortgage Loans comply with applicable laws, regulations and all Agency Requirements; (iii) there is no missing or improper documentation; (iv) the Seller's loan acquisition procedures and controls are acceptable to the Purchaser; (v) the information provided in the Mortgage Loan
   Schedule is true and correct; and (vi) any servicing being performed by the Seller or a Prior Servicer is being performed in compliance with the Guides and Agency Requirements and in a manner acceptable to the Purchaser. Notwithstanding the foregoing, the completion by the Purchaser of its due diligence review and audits shall in no manner limit or compromise the Purchaser's rights and remedies in the event of any breach by the Seller of its obligations, representations and warranties hereunder. During the conduct of the Purchaser's due diligence and audits, the Seller will provide access to servicing records, loan files and other Seller books and records and its officers and employees and the books and records and will cooperate with the Purchaser in completing such due diligence and audits.

      (d) The Purchaser's reasonable determination in its discretion that the Seller has the financial ability to discharge its indemnity obligations as set forth herein.

      (e) The Seller's strict compliance with and fulfillment of its obligations under the Servicing Transfer Procedures Manual and the Guide.

      (f) The delivery of the acknowledgment of notice and security release of any secured creditors of the Seller referenced in Section 2.07 hereof in a form reasonably acceptable to the Purchaser.
      (g) All Pools are fully funded, certified, and recertified
   (if required) by the applicable Custodian or Agency.

      (h) The Purchaser shall have approved, in its sole and absolute discretion, all documentation, tri-party agreements and such other agreements which may be required to effectuate the transfer of the Servicing Rights by the Seller to the Purchaser in accordance with the applicable Agency Agreements and Agency Requirements and procedures (other than the Agency Consents), and the Seller and the Purchaser shall have entered into and executed all such documentation, tri-party agreements and other agreements with any and all Agencies or other Persons in respect of the transfer of the Servicing Rights by the Seller to the Purchaser (other than the Agency Consents);

      (i) The Seller shall have delivered to the Purchaser on or before the Closing Date all written approvals of the transfer of Servicing Rights and servicing responsibilities from any Person from whom approval is required under applicable law or Agency Requirements (other than the Agency Consents);
      (j) There shall not have been commenced or, to the knowledge of either party hereto, threatened any action, suit or proceeding which is likely to adversely affect the consummation of the transactions contemplated hereby or adversely affect the value of the Servicing Rights or on the business, operations, financial condition, property or assets of the Seller;

      (k) No current or former officer, loan originator or other personnel of the Seller or any Prior Servicer shall have been indicted, arraigned, convicted or shall be under investigation for any criminal offenses or any fraudulent activity related to the origination, servicing and sale of the Mortgage Loans;

      (l) The Seller shall have delivered all documents described in Section 8.01, and such other documents as the Purchaser shall have reasonably requested from the Seller on or before the Closing Date, in form and content acceptable to the Purchaser.

      If the Closing Date has not occurred by March 31, 1995, at the option of the Purchaser, as evidenced by written notice given by the Purchaser to the Seller, this Agreement shall terminate and be of no further force or effect.

   Section 7.02.                 Seller's Conditions.

      The Seller's obligation to consummate the transactions contemplated hereunder on the Closing Date is subject to the satisfaction or waiver by the Seller of the following conditions precedent:

      (a) The Purchaser shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date;
      (b) All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date;

      (c) The Purchaser shall have approved, in its sole and absolute discretion, all documentation, tri-party agreements and such other agreements which may be required to effectuate the transfer of the Servicing Rights by the Seller to the Purchaser in accordance with the applicable Agency Agreements and Agency Requirements and procedures, and the Seller and on or before the Closing Date the Purchaser shall have entered into and executed all necessary tri-party agreements with any and all Agencies in respect of the transfer of the Servicing Rights by the Seller to the Purchaser;

      (d) The Purchaser shall have paid 80% of the estimated
   Payment Obligation in the manner prescribed in Article III;
   and

      (e) There shall not have been commenced or, to the knowledge of either party hereto, threatened any action, suit or proceeding which is likely to materially and adversely affect the consummation of the transactions contemplated hereby.

   Section 7.03.                 Consummation.

      The final consummation and satisfactory conclusion by the parties of the transactions contemplated herein in respect of the Closing Date shall be accomplished by the execution and delivery of this Agreement by the Seller and by the Purchaser. The final consummation and satisfactory conclusion by the parties of the transactions contemplated herein in respect of the Transfer Date shall be accomplished through the exchange, via facsimile transmission, of written acknowledgments by the appropriate officer of each of the Seller and the Purchaser on the Transfer Date.

                            ARTICLE VIII

                      MISCELLANEOUS PROVISIONS

   Section 8.01.   Closing Documents.

      The closing documents shall consist of fully executed originals of the following documents:

      a)  this Agreement;

      b) an Officer's Certificate of the Seller, in the form of Exhibit E hereto, including all attachments thereto;

      c) a copy of corporate resolutions of the Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified as of the Closing Date by an appropriate officer of the Seller together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request;

      d) unless the Closing Date is also the date this Agreement is executed, a certificate, dated as of the Closing Date, signed by an authorized officer of the Seller to the effect that each of the Seller's representations and warranties made in Article V hereof is true and correct and that all of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Seller at or prior to the Closing Date have been duly complied with and performed in all material respects;

      e) an Opinion of Counsel of the Seller, in the form attached as Exhibit F hereto;

      f) a copy of each Agency Agreement with respect to each Mortgage Loan and an updated Mortgage Loan Schedule as of the Closing Date for each Agency Agreement;
      g) any and all Agency Consents (to be delivered in accordance with the schedule described in Section
          2.01); and

      h) a telecopy of each UCC-3, if applicable, executed by the lien holder, to be filed to release any liens on the Servicing Rights (to be delivered on the Transfer
          Date).

   Section 8.02.                 Costs.

      In addition to the other costs expressly assumed by the Seller hereunder, the Seller shall pay any commissions due its sales force, any legal fees and expenses of its attorneys, and any costs and expenses associated with delivery or transport of the Servicing Files to the Purchaser, securing Agency Consents to the transfer of the Servicing Rights and the preparation and recording of Assignments of Mortgages to the Purchaser.

   Section 8.03.                 Cooperation.

      To the extent reasonably possible, the parties hereto shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement, and they shall comply with all material laws and regulations governing the Servicing Rights.

   Section 8.04.                 Protection of Confidential
   Information.

      Each party hereto shall keep confidential and shall not divulge to any party, without the other party's prior written consent, the purchase price paid for the Servicing Rights, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for such party to do so in working with legal counsel, auditors, affiliates, taxing authorities or other governmental agencies or as required by law.

   Section 8.05.                 Publicity.

      The Purchaser and the Seller agree to consult with each other and to coordinate the issuance of any press release or similar public announcement or communication containing the other's name and relating to the execution or performance of this Agreement and the transactions contemplated hereby; provided, however, that no party shall be restrained, after consultation with the other party, from making such disclosure as it shall be advised by counsel is required by law or by the applicable regulations of any regulatory body or securities exchange to be made.

   Section 8.06.                 Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the following address, or such other address as may hereafter be furnished to the other party by like notice:

      PURCHASER:   BankAmerica Mortgage, a Division
               of Bank of America, FSB
               50 California Street, 11th Floor
               San Francisco, CA 94111
               Attention:  Claus Lund, Senior
                          Vice President

      SELLER:  Carolina First Bank
               P.O. Box 1029
               Greenville, South Carolina 29602
               Attention:  William S. Hummers III,
               Executive Vice President
          or   Carolina First Bank
               102 South Main
               Greenville, South Carolina 29601
               Attention:  William S. Hummers III,
               Executive Vice President



      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown below, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt in the case of overnight delivery service by the date such delivery was acknowledged at the premises of the addressee and in the case of notice by facsimile transmission the date of confirmation of such transmission).

   Section 8.07.                 Severability Clause.

      Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

   Section 8.08.                 Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
   Section 8.09.                 Place of Delivery and Governing
   Law.

      This Agreement shall be deemed in effect when a fully executed counterpart hereof is received by the Purchaser in the State of California, and shall be deemed to have been made in the State of California. The Agreement shall be construed in accordance with the laws of the State of California, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by Federal law.

   Section 8.10.                 Further Agreements.

      The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement (including but not limited to updates of Exhibits and Schedules to be attached hereto and incorporated herein).

   Section 8.11.                 Intention of the Parties.

      It is the intention of the parties that Seller is selling, and the Purchaser is purchasing, only the Servicing Rights to the Mortgage Loans. Accordingly, the parties hereby acknowledge that the related Agencies will remain the sole and absolute owners of the Mortgage Loans.

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

   Section 8.12.                 Successors and Assigns;
                                 Assignment of Servicing Rights
                                 Purchase Agreement.

      This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and the respective successors and assigns of the Purchaser and the Seller. This Agreement may not be assigned, pledged or hypothecated by the Seller to any Person, whether by operation of law or otherwise, without the prior written consent of the Purchaser. This Agreement may be freely assigned, pledged or hypothecated by the Purchaser to any Person without the prior written consent of the Seller, subject only to restrictions on the assignment of the Servicing Rights which may exist in the Agency Requirements.

   Section 8.13.                 Waivers.

      No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

   Section 8.14.                 Exhibits; Schedules.

      The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
   Section 8.15.                 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
      (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and


      (f) the term "include" or "including" shall mean by reason of enumeration.

   Section 8.16.                 Reproduction of Documents.

      This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

   Section 8.17.                 Conflicts Between This Agreement
                                 and the Servicing Transfer
                                 Procedures Manual.

      In the event of any conflict between this Agreement and the Servicing Transfer Procedures Manual, this Agreement shall prevail.

   Section 8.18.                 Method of Payment.

      Any payment by a party hereto to be made to the other party hereunder shall be made by wire transfer of immediately available funds to the account designated by the recipient.

   Section 8.19.                 Arbitration

      Any controversy or claim between Purchaser and Seller arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to a claim based on or arising from an alleged tort, will, at the request of any party be determined by arbitration. The arbitration shall be conducted in Richmond, Virginia in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The award rendered by the arbitrator(s) shall set forth in writing the reasons for the award, which shall be final, and judgment upon the arbitration award may be entered in any court having jurisdiction thereof. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. In any arbitration proceeding, the arbitrator(s) is(are) authorized to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expenses of in-house counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

      IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        BANK OF AMERICA, FSB ("PURCHASER")

                                        By:  /s/ David M. Grout

                                        Name:  David M. Grout
                                        Title:  Vice President

                                        CAROLINA FIRST BANK ("SELLER")

                                        By:  /s/ William S. Hummers

                                        Name:  William S. Hummers III

                                        Title: Executive Vice President
                               33